EXHIBIT 5

FORM OF OPINION

JONES, DAY, REAVIS & POGUE
3500 SunTrust Plaza
303 Peachtree Street
Atlanta, Georgia 30308

___________ ___, 2001

Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191

Re:	Registration Statement for 21,577,098 Shares of Class A Common Stock, $0.001 par value per share, of Nextel Communications, Inc.

Ladies and Gentlemen:

            We are acting as counsel for Nextel Communications, Inc., a Delaware corporation (the “Company”), and in such capacity we have examined the Company’s registration statement on Form S-3 (the Form S-3, including any supplements and amendments thereto, is referred to collectively herein as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on August 27, 2001 under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed registration for resale by certain selling security holders of an aggregate of 21,577,098 shares (the “Shares”) of Class A Common Stock, $0.001 par value per share, of the Company.

      In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

      Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinion herein is limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                                                          Very truly yours,